INTELLIGROUP
                              499 Thornall Street
                                Edison, NJ 08837


October 1st, 1999

Nicholas Visco
17 McMannus Drive
Belle Mead, NJ  08502

Dear Nick:

      I am pleased to offer you ("Employee"), subject to the Offer Contingencies below, the position as Vice President of Finance with Intelligroup, Inc. (the "Company").

Offer Contingencies:

      This offer, including this letter and the attached Employment Agreement is contingent on your having no conflicting obligations that would prevent you from working for the Company (please see Article 1.3 of the enclosed Employment Agreement).

1.      Compensation
        ------------

                  (a)  Base  Compensation.   Commencing  on  the  first  day  of
                       ------------------
                  employment as Vice President of Finance, the Company shall pay to Employee, during the Term of Employment, a minimum salary at the rate of U.S. $150,000 gross per twelve month period (the "Base Compensation"). Such salary shall be payable in accordance with the Company's normal payroll procedures.

                  (b) An annual bonus of 30% of your base compensation upon achievement of certain performance criteria to be mutually arrived at between Employee and the Company (by Ashok Pandey, Co-Chief Executive Officer, or his designee).

2.      Fringe Benefits.
        ---------------

                       During the Term of Employment:

                  (a) Executive shall be eligible to participate in any and all employee welfare and health benefit plans (including but not limited to life insurance, health, dental, and short- and long-term disability plans) and other employee benefit plans (including, but not limited to pension and retirement programs, flexible spending plans, stock option and other incentive compensation programs, and other fringe benefit programs made available to similarly situated executive employees of the Company from time to time), and Executive shall be eligible to receive such other fringe benefits as may be granted to him from time to time by the Company. Executive shall be required to comply with the conditions attendant to coverage by such plans and shall be eligible for such benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time. Nothing in this subparagraph
                 (a) shall be construed as requiring the Company to establish or continue any particular benefit plans in discharge of its obligation to the Executive.

                 (b)  Executive  shall be  allowed 15 work days of paid time off
                 (PTO), inclusive of sick days and vacation days, for each twelve (12) month period commencing with the start of employment. In the event Executive's employment is terminated for any reason, Executive shall be paid for any unused accrued PTO.

                 (c) Stock  Options:  Executive  shall be  eligible  to  receive
                     --------------
                 50,000 stock options, subject to the approval of the Compensation Committee of the Board, which approval is not automatic. These stock options shall be governed in all respects by the Company's Stock Option Plan and a Stock Option Agreement to be signed by Employee.

      This offer supersedes all earlier job offers made to you and is solely governed by the provisions of the Employment Agreement which incorporates this Job Offer Letter.

With best wishes on your new opportunity with Intelligroup, Inc.

Sincerely,

INTELLIGROUP, INC.

By: /s/ Ashok Pandey
   -----------------------------------

Name: Ashok Pandey

Title: Co-Chief Executive Officer


I have carefully read the provisions of this offer letter and the Employment Agreement to which it is attached, I fully understand them and I accept this offer and agree to all the provisions contained herein and therein.


/s/ Nicholas Visco                                    Date:  October 1st, 1999
------------------------------
Nicholas Visco

                              EMPLOYMENT AGREEMENT

                                    Between:

                               INTELLIGROUP, INC.

                                       and

                                 Nicholas Visco






PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EXECUTIVE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION IN PERFORMING YOUR DUTIES. THE COMPANY BELIEVES THAT THIS AGREEMENT STRIKES A FAIR BALANCE BETWEEN ITS INTERESTS AND YOUR NEEDS AND EXPECTATIONS.


Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                       (1)

                              EMPLOYMENT AGREEMENT
                              --------------------


            This Employment Agreement is dated October 1, 1999 between Intelligroup, Inc., a New Jersey Corporation with offices at 499 Thornall Street, 11th Floor, Edison, NJ 08837 (the "Company"); and NICHOLAS VISCO (the "Employee") with an address at 17 McMannus Drive, Hillsborough, NJ 08502.


                                   STATEMENTS
                                   ----------

      A. The Company is engaged in the business of the development and/or implementation of computer software and other technology products for its customers.

      B. The Employee has education and experience which would be useful to the Company in its business.

      C. It is in the Company's best interest to secure the services of the Employee and the Employee's specialized knowledge and unique capabilities with respect to the business of the Company.

      D. The Company and the Employee wish to set forth in writing the terms and conditions of the employment of the Employee.

      NOW, THEREFORE, the parties agree as follows:


                              ARTICLES OF AGREEMENT
                              ---------------------

ARTICLE 1.  EMPLOYMENT
----------------------

      1.1 The Company agrees to employ the Employee as Vice President Finance and Chief Financial Officer, and the Employee accepts such employment by the Company on the terms and conditions set forth in this Agreement. The Employee and Company understand that this position is that of a corporate officer of the Company. The Employee agrees to serve the Company faithfully in this capacity, the duties and responsibilities of which may change from time to time.

      1.2 The Employee agrees to devote his best efforts, energies and skill to the discharge of his duties as Vice-President, and to this end he will devote his full time and attention (except for sick leave, vacations, and approved leaves of absences) exclusively to the business and affairs of the Company. During the term of employment, the Employee under no circumstances may work for a competitor of the Company or have any financial interest in any competitor of the Company; provided, however, that this Agreement does not prohibit investment of a reasonable part of the Employee's assets in


Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                       (2)
the stock or securities of any competitor whose stock or securities are traded on a national exchange, provided that this investment does not result in his collectively owning beneficially at any one time one percent (1%) or more of the equity of any company engaging in activities that are in competition with the Company or its affiliates.

      1.3 The Employee agrees and represents to the Company that the Employee is not subject to any existing contract which would affect or impede the Employee's ability to perform in accordance with the terms of this Agreement, including, by way of example, any restrictive covenants of past employers that would prohibit the Employee's acceptance of the terms of this Agreement. The Employee agrees not to disclose to the Company any confidential information or trade secrets of others for which he may be under an obligation to a third party not to disclose. The Employee also agrees not to breach any on-going fiduciary duty still owed to a previous employer nor to appropriate any trade secrets obtained while in the employ of such previous employer.

      1.4 The Employee hereby acknowledges that he is in a position of trust in performing services for the Company and its clients, including but not limited to obtaining access to confidential and trade secret information. The Employee represents and warrants that he has no criminal felony convictions involving drugs, theft or violent behavior within the past five (5) years. Furthermore, the Employee expressly authorizes the Company or its agents to conduct criminal background checks to verify his/her above-stated representations.

ARTICLE 2.  BASE COMPENSATION
-----------------------------

      The Employee's compensation, which includes but is not limited to base salary and bonus pay, is specified in the Job Offer Letter, which is incorporated herein by reference and attached hereto as Exhibit "A" (the "Job Offer Letter").

ARTICLE 3.  FRINGE BENEFITS
---------------------------

      The terms of Employee's Fringe Benefits are outlined in the Job Offer Letter.

ARTICLE 4.  PAID TIME OFF
-------------------------

      The  terms of  Employee's  Paid  Time Off are  outlined  in the Job  Offer
Letter.

ARTICLE 5.  REIMBURSEMENT OF EXPENSES
-------------------------------------

      The Company shall promptly reimburse Employee for reasonable business expenses incurred in performing Employee's duties and promoting the business of the Company, including, but not limited to, reasonable entertainment expenses and travel and lodging expenses, following presentation of proper documentation.

ARTICLE 6.  TERM
----------------


Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                       (3)

      6.1 Term of Employment/Termination. The term of Employee's employment with
          ------------------------------
the Company shall be at-will ("Term of Employment"). Therefore, in accordance with the provisions of paragraphs 6.2 and 6.3 below, both Employee and the Company retain the absolute right to terminate their employment relationship with or without "Cause" (as defined paragraph 6.3.1 below) at any time, subject only to a requirement that the party terminating this agreement provide thirty
(30) days notice prior to the effective date of such termination, or the employment relationship can be terminated because of the "Disability" of the Employee (as set forth in paragraph 6.4 below), or the employment relationship may be terminated by the death of the Employee. This Agreement shall remain in effect until it has been terminated by either of the parties pursuant to this provision.

      6.2  Termination For Any Reason         Upon termination of the employment
           -------------------------------
relationship with or without Cause, or because of the Disability of the Employee, or because of the death of the Employee, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee, or his estate, his salary and benefits owing to Employee through the effective date of termination. Employee, or his estate, shall also be entitled to any reimbursement owed him in accordance with Article 5. Employee's obligations under Article 7, 8 and 11 of this Agreement shall survive the termination of the employment relationship, and shall continue pursuant to the terms and conditions of this Agreement.

      6.3  Termination By Company Without Cause   If the Company  terminates the
           ------------------------------------
employment relationship without Cause, in addition to the notice period provided for in paragraph 6.1 and the benefits provided for in paragraph 6.2, for a period of six months from the date of termination, Employee shall be entitled to
(a) the continuation of Employee's base salary as of the date of termination and reimbursement of COBRA payments, and (b) a pro-rata bonus payment (based upon (i) the then current salary of the Employee, (ii) the bonus percentage stated in the Job Offer Letter (or any renewals or amendments thereof), and (iii) the ratio of the number of months of the current fiscal year prior to the date of termination divided by 12) (cumulatively, the "Severance Pay"). Should the Employee become otherwise employed during said six month period, then for the balance of the six month period, the Company will reduce the Severance Pay due from the date of such employment forward, by the difference between the base salary then being received by the Employee, if less than his base salary as of the date of termination, and his base salary as of the date of termination (as compared on a pay-period by pay-period basis). Notwithstanding the above, this adjustment shall not result in a reduction of more than the base salary component of the remaining Severance Pay.



Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                       (4)

            6.3.1 "Cause" for termination shall be defined as the following conduct of the Employee:

                              (i) Willful and material  breach of any  provision
            of this Employment Agreement by the Employee, provided the Employee is given reasonable notice and a reasonable opportunity to cure such breach if the breach is of a nature amenable to cure within a reasonable time without prejudice to the Company's interests.

                              (ii) Gross misconduct as an Employee of the Company, including but not limited to: misappropriating funds or property of the Company; any attempt to obtain any personal profit from any transaction in which the Employee has an interest that is adverse to the Company or any breach of the duty of loyalty and fidelity to the Company; or any other act or omission of the Employee which substantially impairs the Company's ability to conduct its ordinary business in its usual manner.

                              (iii)   Gross   and   unreasonable    neglect   or
            unreasonable refusal to perform the duties assigned to the Employee under or pursuant to this Employment Agreement.

                              (iv) Conviction of a felony or plea of guilty or no lo contendre to a felony; and

                              (v) Acts of dishonesty  or moral  turpitude by the
            Employee that are materially detrimental to the Company or any other act or omission which subjects the Company or any of its affiliates to public disrespect, scandal, or ridicule, or that causes the Company to be in violation of governmental regulations that subjects the Company either to be sanctioned by governmental authority or to civil liability to its Employees or third parties.

      6.4  Disability. In the event that the Employee shall be unable to perform
           ----------
duties hereunder for a period of ninety (90) consecutive calendar days by reason of disability as a result of illness, accident or other physical or mental incapacity or disability, the Company may, in its discretion, by giving written notice to the Employee, terminate the Employee's employment hereunder as long as the Employee is still disabled on the effective date of such termination.

      6.5  Termination by Mutual Agreement.  This Agreement may be terminated at
           -------------------------------
any time by mutual agreement of the Employee and the Company.



Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                       (5)

ARTICLE 7.  CONFIDENTIALITY
---------------------------

      7.1 The Company has acquired and developed, and will continue to acquire and develop, without limitation, technical information (including functional and technical specifications, designs, drawings, analysis, research, processes, systems and procedures, computer programs, methods, ideas, "Company know how" and the like), business information (sales and marketing research, materials, plans, accounting and financial information, credit information on customers, lists containing the names, addresses and business habits of customers, sales reports, price lists, personnel records including names, addresses and salaries of Intelligroup executives, contractors, and subcontractors and the like) whether or not designated as confidential and other information designated as confidential expressly or by the circumstances in which it is provided (all of the foregoing is referred to as the "Proprietary Information"). This excludes common and generic information as set forth by federal and state law or generally known in the industry through no fault of the Employee.

      7.2 The Proprietary Information is confidential, important, and unique to the Company's business. The Company and the Employee acknowledge the Proprietary Information represents trade secrets of the Company.

      7.3 For the Company to protect the Proprietary Information properly, the Employee recognizes it is essential that confidentiality be maintained by the Employee and that certain restrictions be imposed upon the Employee during the course of employment and continuing thereafter.

      7.4 The Employee agrees to keep all Proprietary Information confidential. The Employee agrees to refrain from communicating or divulging any of the Proprietary Information to any person, firm or corporation or to use the proprietary information for any purpose other than a Company purpose during the term of employment and at all times following the termination of this Agreement for any reason whatsoever.

      7.5 The Company has acquired and developed, and will continue to acquire and develop, Proprietary Information, and during the Term of Employment the Employee will acquire Proprietary Information about the business of the Company's customers or other parties (such as a licensor or contractor) with whom the Company does business under circumstances requiring confidentiality. The Employee agrees to treat the information acquired about the Company's customers and licensors at least in the same manner and under the same restrictions of this Article 7 or in a manner contractually required by any such customer or third party to provide greater security to such customer or third party.

      7.6 Notwithstanding the foregoing restrictions, the Employee may disclose any information to the extent required by an order of any U.S. federal or state court or other federal or state governmental authority, but only after the Company or its clients or contractors, as the case may be, have been so notified and have had the opportunity, if possible, to obtain reasonable protection for such information in connection with such


Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                       (6)
disclosure. Employee shall immediately notify the Company of any court process of which he is aware seeking the disclosure of any of the Company's information.

      7.7 Upon the request of the Company or upon the termination of this Agreement, the Employee will cause to remain with the Company all memoranda, notes, records, drawings, manuals, disks, or other documents and media pertaining to the Company's business, including all copies of such.

      7.8 The provisions of this Article 7 shall survive the Termination of this Agreement.

ARTICLE 8.  RESTRICTIVE  COVENANT;  NONINTERFERENCE  WITH
---------------------------------------------------------
            CUSTOMER  AND COMPANY PERSONNEL RELATIONS
            -----------------------------------------

The Employee covenants and agrees that during the Term of Employment and for a period of one year following the termination of employment for any reason whatsoever or no reason, the Employee shall not directly or indirectly do any of the following without the written consent of the Chief Executive Officer of the Company or his designee:

      8.1 Solicit or accept any similar business from a person, firm or corporation that is a customer of the Company with whom the Employee had any business dealings on the Company's behalf during the Term of Employment; and

      8.2 Solicit or accept any business similar to that provided by the Company from any person, firm or corporation that is a prospective customer of the Company with whom the Employee had any business dealings on the Company's behalf during the Term of Employment.

      8.3 Solicit, persuade, induce, entice or attempt to entice, cause or attempt to cause, any executive, employee or individual contractor of the Company to terminate his or her employment or contractual relationship with the Company.

      8.4 Solicit, persuade, induce, entice or attempt to entice, cause or attempt to cause, any customer of the Company to terminate or negatively alter its business relationship with the Company. For the purpose of this paragraph, such customer shall include as well firms, companies or other business entities that have been customers of the Company within the 12 months preceding
Employee's termination but may not be actual customers at the time of termination.

      8.5 The restrictions of this Article 8 shall survive the termination of this Agreement.



Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                       (7)

ARTICLE 9.  REMEDIES OF COMPANY
-------------------------------

      9.1 The Employee acknowledges the restrictions imposed by this Agreement are reasonable and are necessary to protect the legitimate business interests of the Company.

      9.2 If the Employee breaches or threatens to breach the restrictions imposed by this Agreement, the Employee agrees the Company would suffer irreparable harm for which money would be an inadequate remedy. Accordingly, the Employee agrees that the Company has the right to obtain injunctive or other equitable relief in addition to any other available remedies and the Company shall have the additional right to recover from the Employee court costs and reasonable attorneys fees incurred by the Company in protection of its interests hereunder.

ARTICLE 10.  BINDING EFFECT
---------------------------

      This Agreement is binding upon, inures to the benefit of and is enforceable by the heirs, personal representatives, successors and permitted assigns of the parties. This Agreement is not assignable by the Employee. Nor may the obligations of the Employee be delegated to any person or other entity. The Company may assign this Agreement, along with all restrictive covenants herein, without the consent of the Employee to a subsidiary of the Company, to an entity that acquires the Company, to an entity with which the Company merges or to an entity which is acquired by the Company.

ARTICLE 11.  INVENTIONS, TRADEMARKS, PATENTS AND OTHER WORK PRODUCTS
--------------------------------------------------------------------

      11.1 Unless otherwise authorized in writing by the Company and to the extent the Employee generates works of authorship, copyrights, inventions, trademarks, trade dress or other such work products dealing with the nature of the Company's business (collectively the "Works") during the terms of employment by the Company, or uses the premises, facilities or time of the Company to create or fix the Works, the Employee shall and hereby does convey, assign and transfer ownership to the Company of all right, title and interest in and to all the Works throughout the world, including but not limited to any and all copyright, patent, trademark and trade dress rights. Whenever permitted by law, the Company shall have the exclusive right to obtain copyright, patent and/or trademark registration or other protection in the Works in its own name as inventor, author and owner and to secure any renewals and extensions of such rights throughout the world.

      11.2 The Employee hereby acknowledges that the Employee retains no rights whatsoever with respect to the Works, including but not limited to any rights to reproduce the Works, prepare derivative works based thereon, file copyright or trademark applications for the Works, distribute copies of the Works in any manner whatsoever, exhibit, use or display the Works publicly or otherwise, or license or assign to any third party the right to do any of the foregoing, except as otherwise authorized in writing by the Company.


Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                       (8)

      11.3 The Employee agrees to execute documents as may be reasonably required by the Company to effect the Company's ownership rights as provided herein or to otherwise further the purpose of this Agreement.

      11.4 The Company shall be entitled to a shop right with respect to any of the Works created by the Employee that is not otherwise assignable to the Company under the terms of this Agreement. In the event of termination, expiration or invalidation of this Agreement by statutory construction, judicial interpretation or other means, Employee agrees that the Company has absolute rights of first refusal to acquire any remaining portion or extension of the copyright term in the Works.

ARTICLE 12.  TAXES
------------------

      All payments to be made to Employee under this Agreement will be subject to any applicable withholding of federal, state and local income and employment taxes.

ARTICLE 13. CHANGE IN CONTROL
-----------------------------

      13.1 Amendment to the Change in Control Severance  Agreement.  The parties
           -------------------------------------------------------
acknowledge that they have previously entered into a Change in Control Severance Agreement dated November 4, 1998. It is hereby intended that the provisions in
Section  3.  Severance  Pay Upon  Termination  by  Company  Without  Cause or By
--------------------------------------------------------------------------------
Employee for Cause. in the Change in Control Severance  Agreement which reads as
------------------

follows:

            In addition, upon such termination: i) the next portion under the stock option vesting schedule of any outstanding stock options granted to the Employee that would not otherwise have been vested until some time after such termination occurred shall thereupon vest immediately and be exercisable by the Employee and ii) fifty percent of the remainder of any other outstanding but unvested stock options, shall thereupon vest immediately and be exercisable by the Employee.

Shall be amended as follows:

            In  addition,   upon  such   termination,   eighty  percent  of  any
            outstanding but unvested stock options granted to the Employee shall thereupon vest immediately and be exercisable by the Employee.

      13.2 Change in Control.  Notwithstanding the foregoing,  in the event of a
           -----------------
"Change in Control" as defined in Section 2 of the Change in Control Severance Agreement, whether or not the employee is terminated as set forth in Section 3 of the Change in Control Severance Agreement, eighty percent of any outstanding but unvested stock options granted to the Employee shall thereupon vest immediately and be


Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                       (9)
exercisable by the Employee. However, to the extent that during the first 90 days after the Change in Control, the Employee should exercise any of these options to purchase shares of the Common Stock of the Company and sell any of those shares, the Company shall be entitled to obtain and hold in escrow any net proceeds resulting from the sale the underlying securities of such options exercised, for a period equal to the lesser of (i) 90 calendar days from the Change in Control, or (ii) until the date of termination of Employee's employment. In the event that Employee's employment is unilaterally terminated by the Employee within 90 days of the Change in Control, the Company may recover a pro-rata portion of the such proceeds (calculated by the ratio of (a) days elapsed from the Change in Control until the date of termination, to (b) 90) days directly from the escrow and prior to distribution to the Employee of the balance of the escrow. For purposes of this paragraph, net proceeds resulting from the sale of the underlying securities shall be the difference between the exercise price of each stock option and the price at which the Employee sold his shares of common stock, if greater, less any tax liability the Employee has incurred as a result of such sale.

      13.3 Ratification of Change in Control  Provisions.  In recognition of the
           ---------------------------------------------
foregoing, the Company shall take all actions necessary to ratify and affirm the provisions related to stock options, termination, and Change in Control, including but not limited to (i) obtaining appropriate resolutions or approvals by the Board of Directors of the Company or its designees, (ii) preparing and executing amendments to other agreements referenced herein, if necessary, (iii) executing any other documents as required in connection with the provisions of this Agreement to make such provisions enforceable. The Company represents that such provisions, and modifications to other agreements, can be validly entered into by inclusion in this Agreement, and acknowledges that the Employee has relied upon this representation as assurance of the enforceability of such provisions in the execution of this Agreement.

ARTICLE 14.  NOTICES
--------------------

      All notices under this Agreement shall be made in writing and shall be deemed given when (1) delivered in person, (2) deposited in the U.S. mail, first class, with proper postage prepaid and properly addressed to the address first set forth above, unless changed by notice in writing signed by the addressee, or
(3) deposited in the U.S. mail, first class, with proper postage prepaid and properly addressed to the address first set forth above, unless changed by notice in writing signed by the addressee, by certified mail, return receipt requested, or (4) delivered by an overnight or other express delivery service carrier, or (5) sent through the interoffice delivery service of Employer, if the Employee is still employed by the Company at the time.


Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                      (10)

ARTICLE 15.  GOVERNING LAW AND JURISDICTION
-------------------------------------------

      This Agreement is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey). All disputes arising under this Agreement are to be resolved exclusively in the courts of the State of New Jersey. If any party desires to commence an action to enforce any provision of this Agreement, such action must be instituted in the appropriate New Jersey court. The parties consent to the jurisdiction of the New Jersey courts. The parties agree that the courts of the State of New Jersey are to have exclusive jurisdiction over this Agreement. The parties agree that service of any process is effective if served in the manner that a Notice may be served pursuant to this Agreement.

ARTICLE 16.  SEVERABILITY
-------------------------

      The invalidity or unenforceability of any provision of this Agreement does not in any manner affect any other provision. If any provision is determined to be invalid or unenforceable, this Agreement is to be construed as if the invalid or unenforceable provision was omitted, unless it is one of the restrictive covenant provisions contained in Articles 7 or 8 herein, in which case the provision shall be interpreted to provide the Company with the greatest protection allowed by law.

ARTICLE 17.  POST-EMPLOYMENT OBLIGATION
---------------------------------------

      17.1 Company  Property.  All records,  files,  lists,  including  computer
           -----------------
generated lists, drawings, documents, equipment and similar items relating to the Company's business that the Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out, or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

      17.2  Cooperation.   Employee  agrees  that  both  during  and  after  his
            -----------
employment he shall, at the request of the Company, render reasonable assistance and perform lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client, or vendor of the Company.


Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                      (11)

ARTICLE 18.  MISCELLANEOUS
--------------------------

      This Agreement shall also be subject to the following miscellaneous considerations:

      18.1 Employee and the Company each represent and warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

      18.2 Any rights of Employee hereunder shall be in addition to any rights Employee may otherwise have under benefit plans, agreements, or arrangements of the Company to which he is a party or in which he is a participant, including, but not limited to, any Company-sponsored employee benefits plans and profit sharing. Provisions of this Agreement shall not in any way abrogate Employee's rights under such other plans, agreements or arrangements.

ARTICLE 19.  AMENDMENTS AND NON-WAIVER
--------------------------------------

      This Agreement, including this Article 19, may only be changed or amended by a written agreement signed by a Company Corporate Officer and the Employee. A waiver by the Company of a breach of any provision of this Agreement by the Employee is not to be construed as a waiver of any other current or subsequent breach.

ARTICLE 20.  ENTIRE AGREEMENT
-----------------------------

      20.1 This Agreement, together with the Job Offer Letter and the Change in Control Agreement, as amended herein, contains the entire understanding of the parties with respect to the matters set forth herein. Each party acknowledges that there are no warranties, representations, promises, covenants or understandings of any kind except those that are expressly set forth in this Agreement. This Agreement supersedes any previous agreements between the parties.

      20.2 Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of the Agreement, that he is competent to execute this Agreement, that his decision to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into this Agreement.


Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------
                                      (12)

      IN WITNESS WHEREOF, the parties have signed this Agreement.

                                                INTELLIGROUP, INC.


Dated: 3/23/2000
      -----------------
    By:                                         /s/ Ashok Pandey
                                                -------------------------
                                                Ashok Pandey
                                                Co-Chief Executive Officer


Dated: 3/23/2000
      -----------------
                                                /s/ Nicholas Visco
                                                -------------------------
                                                NICHOLAS VISCO




Intelligroup, Inc. /s/ AP
                   ------
Employee /s/ NV
         ------

                                      (13)